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EXHIBIT 23.1

Certification of Independent Registered Public Accounting Firm

The Board of Directors and Unitholders
Enviva Partners, LP:

        We consent to the incorporation by reference in the registration statement (No. 333-203756) on Form S-8 of Enviva Partners, LP and subsidiaries of our report dated March 8, 2016, with respect to the consolidated balance sheets of Enviva Partners, LP and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2015, and all related financial statement schedules, which report appears in the December 31, 2015 annual report on Form 10-K of Enviva Partners, LP and subsidiaries.

(signed) KPMG LLP
McLean, Virginia March 8, 2016

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  EXHIBIT 23.1
Certification of Independent Registered Public Accounting Firm